                                                                    Exhibit 99.1


                            PICTOS TECHNOLOGIES, INC.
                         (FORMERLY ZING NETWORK, INC.)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Auditors ........................................      F-1

Consolidated Balance Sheets ...........................................      F-2

Consolidated Statements of Operations .................................      F-3

Consolidated Statements of Stockholders' Deficit ......................      F-4

Consolidated Statements of Cash Flows .................................      F-5

Notes to the Consolidated Financial Statements ........................      F-6

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Pictos Technologies, Inc.


In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations, stockholders' deficit, and cash flows present fairly, in all material respects, the financial position of Pictos Technologies, Inc. (formerly Zing Network, Inc.) and it's subsidiaries at December 27, 2002 and December 31, 2001, and the consolidated results of their operations, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 and Note 4 in the consolidated financial statements, effective January 1, 2002 the Company changed its method of accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred significant losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S/ PricewaterhouseCoopers LLP
San Jose, California
August 25, 2003

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                           CONSOLIDATED BALANCE SHEETS

                                                                                      MARCH 28,    DECEMBER 27,   DECEMBER 31,
                                                                                        2003           2002           2001
(in thousands, except per share amount)                                              (UNAUDITED)

ASSETS
Current assets:
    Cash and cash equivalents                                                         $  7,357       $  9,310       $  1,655
    Short-term investments                                                                  --          2,250             --
    Accounts receivable                                                                    657            653            163
    Inventory                                                                              877            376             --
    Prepaid expenses and other current assets                                              269            365             90
                                                                                      --------       --------       --------
                  Total current assets                                                   9,160         12,954          1,908
Property and equipment, net                                                                697            832            190
Intangible assets                                                                        3,675          4,083             --
Goodwill                                                                                 9,048          9,048             --
Other assets                                                                                --             --              3
                                                                                      --------       --------       --------
                  Total assets                                                        $ 22,580       $ 26,917       $  2,101
                                                                                      --------       --------       --------
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
 AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable                                                                  $  4,615       $  2,827       $    291
    Accrued liabilities                                                                  1,415          1,875            506
    Deferred revenue                                                                       136            583             --
    Notes payable                                                                           --             --          1,817
                                                                                      --------       --------       --------
                  Total current liabilities                                              6,166          5,285          2,614
                                                                                      --------       --------       --------

Commitments (Note 7)
Redeemable convertible preferred stock
    Par value $0.001, 65,500 authorized, issued and outstanding 40,822 and
     154,546 at December 27, 2002 and December 31, 2001, respectively (aggregate liquidation value $40,822 and $56,636 at December 27, 2002 and
     December 31, 2001, respectively)                                                   40,826         40,821         56,511

Stockholders' deficit
    Common stock
        Par value $0.001, 80,000 shares authorized, issued and outstanding 550
         and 594 at December 27, 2002 and December 31, 2001, respectively                    1              1             --
                                                                                         5,662          5,649          5,568
    Additional paid-in capital                                                              --             17             --
    Cumulative other comprehensive income                                              (30,075)       (24,856)       (62,592)
    Accumulated deficit                                                               --------       --------       --------
                                                                                       (24,412)       (19,189)       (57,024)
                  Total stockholders' deficit                                         --------       --------       --------

                  Total liabilities, redeemable convertible preferred stock           $ 22,580       $ 26,917       $  2,101
                   and stockholders' deficit                                          --------       --------       --------


                  The accompanying notes are an integral part
                         of these financial statements.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 THREE          THREE
                                                                MONTHS         MONTHS
                                                                 ENDED          ENDED       YEAR ENDED     YEAR ENDED
                                                               MARCH 28,      MARCH 31,    DECEMBER 27,   DECEMBER 31,
                                                                 2003           2002           2002           2001
(in thousands)                                                       (UNAUDITED)

Net revenues                                                   $  1,268       $     26       $  4,021       $  2,546
Cost of goods sold                                                1,156             --          3,963            230
                                                               --------       --------       --------       --------
Gross profit                                                        112             26             58          2,316
                                                               --------       --------       --------       --------
OPERATING EXPENSES
Research and development                                          2,968            218          6,833          6,617
Sales and marketing                                               1,177              1          1,992            947
General and administrative                                          883            616          6,433          3,451
Amortization of goodwill and other intangible assets                408             --            817          3,228
Impairment of goodwill and other intangible assets                   --             --             --          5,213
In-process research and development                                  --             --          2,900             --
Loss on disposal and impairment of property and equipment            --              4            107          1,519
                                                               --------       --------       --------       --------
                Total operating expenses                          5,436            839         19,082         20,975
                                                               --------       --------       --------       --------
Loss from operations                                             (5,324)          (813)       (19,024)       (18,659)
Other income (expense)                                              105             40             61           (120)
Gain on extinguishment of notes payable                              --             --            728             --
Gain on sale of subsidiary                                           --             --            727             --
Settlement with suppliers                                            --             --             --          2,576
                                                               --------       --------       --------       --------
Net loss                                                       $ (5,219)      $   (773)      $(17,508)      $(16,203)
                                                               --------       --------       --------       --------


                  The accompanying notes are an integral part
                         of these financial statements.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                               ADDITIONAL       OTHER                     TOTAL
                                                         COMMON STOCK           PAID-IN    COMPREHENSIVE  ACCUMULATED  STOCKHOLDERS'
(in thousands)                                       SHARES       AMOUNTS       CAPITAL        INCOME       DEFICIT       DEFICIT

BALANCE AT JANUARY 1, 2001                               646      $  6,218      $     --            $-      $(46,389)      $(40,171)
Issuance of stock for exercise of stock options            4            10            --            --            --             10
Return of shares in exchange for
 sale of subsidiary                                      (55)         (660)           --            --            --           (660)
    Net loss                                              --            --            --            --       (16,203)       (16,203)
                                                    --------      --------      --------      --------      --------       --------
BALANCE AT DECEMBER 31, 2001                             595         5,568            --            --       (62,592)       (57,024)
Exchange of all outstanding shares of redeemable
 convertible preferred stock Series A, B, C, D
 and E for redeemable convertible preferred stock
 Series AA and BB                                         --            --            --            --        51,923         51,923
Exchange of redeemable convertible preferred
 stock Series AA with  redeemable convertible
 preferred stock Series A in connection with the
 reincorporation as a Delaware company                    --            --            --            --         3,321          3,321
Cancelation of all outstanding common
 stock in connection with the reincorporation
 as a Delaware company                                  (595)       (5,568)        5,568            --            --             --
Issuance of common stock for services                    550             1            54            --            --             55
Warrant for common stock issued for services              --            --            27            --            --             27
Unrealized gain on short term investment                  --            --            --            17            --             17
    Net loss                                              --            --            --            --       (17,508)       (17,508)
                                                    --------      --------      --------      --------      --------       --------
BALANCE AT DECEMBER 27, 2002                             550             1         5,649            17       (24,856)       (19,189)
Warrant for common stock issued for services
 (unaudited)                                              --            --            13            --            --             13
Realized gain (unaudited)                                 --            --            --           (17)           --            (17)
Net loss (unaudited)                                      --            --            --            --        (5,219)        (5,219)
                                                    --------      --------      --------      --------      --------       --------
BALANCE AT MARCH 28, 2003 (UNAUDITED)                    550      $      1      $  5,662            $-      $(30,075)      $(24,412)
                                                    --------      --------      --------      --------      --------       --------


   The accompanying notes are an integral part of these financial statements.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            THREE          THREE
                                                                            MONTHS         MONTHS
                                                                            ENDED          ENDED        YEAR ENDED     YEAR ENDED
                                                                           MARCH 28,      MARCH 31,    DECEMBER 27,   DECEMBER 31,
                                                                             2003           2002           2002           2001
(in thousands)                                                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                   $ (5,219)      $   (773)      $(17,508)      $(16,203)
Adjustments to reconcile net loss to net cash
 used in operating activities:
   Loss on disposal and impairment of property and equipment                     --              4            107          1,519
   Impairment of goodwill and intangible other assets                            --             --             --          5,213
   Gain on extinguishment of debt                                                --             --           (728)            --
   Depreciation and amortization                                                158             32            374          1,882
   Amortization of goodwill and other intangible assets                         408             --            817          3,228
   Write-off of in-process research and development                              --             --          2,900             --
   Non cash stock-based compensation                                             13             --          2,118             --
   Changes in operating assets and liabilities:
      Accounts receivable                                                        (4)             2           (490)           556
      Inventory                                                                (501)            --          1,624             --
      Prepaid expenses and other current assets                                  96             59            (17)           751
      Other long term assets                                                     --              1              3          3,542
      Accounts payable                                                        1,788            (92)         2,536         (2,654)
      Accrued liabilities                                                      (460)          (169)           951         (2,092)
      Deferred revenue                                                         (447)            --            583             --
                                                                           --------       --------       --------       --------
                  Net cash used in operating activities                      (4,168)          (936)        (6,730)        (4,258)
                                                                           --------       --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets                                                        (23)            --           (188)          (811)
Purchase of short-term investments                                               --             --         (5,571)            --
Proceeds on sale of fixed assets                                                 --             --             --            811
Cash transfer upon sale of subsidiary                                            --             --             --           (159)
Proceeds on sales and maturity of short-term investments                      2,233             --          3,338             --
Acquisition, net of cash acquired                                                --             --          4,927             --
                                                                           --------       --------       --------       --------
                  Net cash provided by (used in) financing activities         2,210             --          2,506           (159)
                                                                           --------       --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on capital lease obligations                                            --             --             --         (1,000)
Borrowings (repayment of) long-term debt                                         --             26           (543)           178
Issuance of redeemable convertible preferred stock                                5             --         12,422             10
                                                                           --------       --------       --------       --------
                  Net cash provided by (used in) financing activities             5             26         11,879           (812)
                                                                           --------       --------       --------       --------
Net increase (decrease) in cash and cash equivalents                         (1,953)          (910)         7,655         (5,229)
Cash and cash equivalents, beginning of period                                9,310          1,655          1,655          6,884
                                                                           --------       --------       --------       --------
Cash and cash equivalents, end of period                                   $  7,357       $    745       $  9,310       $  1,655
                                                                           --------       --------       --------       --------
Cash paid for interest                                                     $     --       $     --       $     59       $     --


   The accompanying notes are an integral part of these financial statements.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND LIQUIDITY

      NATURE OF BUSINESS

      Zing Network, Inc., formerly known as Streamix Corporation, was incorporated in California on June 20, 1996 as a provider of embedded application connectivity and media sharing software. In June 2002, Zing Network reincorporated in Delaware under the name of Pictos Technologies, Inc. (the "Company," or "Pictos"). In July 2002, the Company acquired substantially all of the assets of Conexant Systems, Inc.'s (a publicly listed semiconductor company) Digital Imaging business (CDI) for equity consideration of approximately $25 million. After the acquisition the Company designs, manufactures and markets digital imaging semiconductor products.

      In 2002, Pictos changed its fiscal year to end on the Saturday closest to December 31, 2002. When referred to the year ended December 27, 2002, we refers to the 361 day period from January 1, 2002 to December 31, 2002.

      LIQUIDITY AND CAPITAL RESOURCES

      The Company has been successful in completing eight rounds of private equity financing which raised approximately $69 million to date (see Note
      8). However, the Company has incurred losses and negative cash flows from operations for every fiscal period since inception. For the year ended December 27, 2002, the Company incurred a net loss of approximately $18 million and negative cash flows from operations of approximately $7 million. Management's plan is to generate sufficient revenues, raise additional capital or if necessary reduce certain discretionary spending in future periods. Failure to achieve these plans could have a material adverse effect on the Company's ability to fund its operations and achieve its intended business objectives. Since there is no assurance that management will successfully complete their plans, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty. As described in Note 14, in June 2003, the Company was acquired by ESS Technology, Inc.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidation process.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      STOCK SPLIT

      In January 2002, the Company initiated a 60 for 1 reverse stock split for its common stock, all shares and per share amounts in these financial statements have been retroactively adjusted to give effect to the reverse stock split.

      BUSINESS RISKS AND CREDIT CONCENTRATIONS

      The success of the Company in the semiconductor business is dependent upon, among other things, the Company's ability to raise capital, continue developing its products and generate significant customer sales.

      The Company's concentration of credit risk consists principally of cash and cash equivalents. The Company's cash and cash equivalents are maintained at six major U.S. and international financial institutions which management believes to be of high credit quality. Such deposits may at times exceed federally insured limits.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid monetary instruments with an original maturity or remaining maturity at the day of purchase of three months or less to be cash equivalents.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The reported amounts of certain of the Company's financial instruments including cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities approximate fair value due to their short maturities. The reported amounts of loans payable approximate fair value due to the market interest rates, which these debts bear.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are determined on the straight-line method over the estimated useful lives of the related assets, which range from three to five years. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      REVENUE RECOGNITION

      The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, no significant obligations with regard to implementation or integration exist, the fee is fixed or determinable and collectibility is reasonably assured.

      In 2001 and early 2002 the Company's revenues were derived from product sales via the internet and banner and sponsorship advertisements. Product sales are recognized upon shipment and transfer of title. Advertising revenues on both banner and sponsorship contracts are recognized as "impressions", or times that an advertisement appears in pages viewed by users of the Company's online properties, are delivered. Furthermore, advertising revenue is recognized provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of impressions; to the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved.

      In 2002, the majority of the Company's revenue came from the sales of the Company's digital imaging semiconductor products. The revenue is recognized upon the delivery of the product, provided no acceptance or returns provision exists. The Company markets its products both directly to end customers, generally producers of digital imaging equipments, and through distributors. The distributors would generally have certain return provisions in their agreement. As a result the Company has deferred revenue for products shipped to distributors until the product is delivered to the end customer.

      RESEARCH AND DEVELOPMENT

      Research and development costs are expensed as incurred.

      OTHER INTANGIBLES

      Other intangibles represent assets arising from contractual or other legal rights acquired in business combinations accounted for as a purchase. Other intangibles also represent intangible assets acquired in a business combination accounted for as a purchase that are separable from the acquired entity. Purchased intangible assets, including existing technology, are being amortized over the estimated useful lives of three years.

      GOODWILL

      Goodwill represents the excess of the aggregate purchase price over the fair market value of the net tangible and intangible assets acquired in business combinations accounted for as a purchase. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is no longer being amortized effective January 1, 2002.

      IMPAIRMENT OF GOODWILL

      On January 1, 2002, the Company adopted Statement of Accounting Financial Standard No. 142 ("SFAS No. 142"), which requires companies to stop amortizing goodwill. Instead, SFAS No. 142 requires that goodwill be reviewed for impairment upon adoption of SFAS No. 142 and annually thereafter. The Company performs its annual impairment review during the second quarter of each year, commencing the second quarter of 2002. Under SFAS No. 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. The Company currently operates in one reportable segment, which is also the only reporting unit for purposes of SFAS No. 142. Since the Company currently only has one reporting unit, all of the goodwill has been assigned to the enterprise as a whole.

      SFAS No. 142 also requires that the Company test goodwill for impairment on an interim basis when circumstances indicate a possible impairment.

      IMPAIRMENT OF OTHER LONG-LIVED ASSETS

      The Company continually monitors events and changes in circumstances for indications that carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows was less than the carrying amount of those assets, the Company would record an impairment charge based on the excess of the carrying amount over the fair value of the assets.

      STOCK-BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations, Financial Accounting Standards Board ("FASB") Interpretation No. 44, ("FIN 44") and complies with the disclosure provisions of Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123").

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the deemed fair value of the Company's stock and the exercise price. SFAS 123 defines a "fair value" based method of accounting for an employee stock option or similar equity instruments. The pro forma disclosures of the difference between compensation cost included in net loss and the related cost measured by the fair value method are presented below.

                                          THREE       THREE
                                          MONTHS      MONTHS
                                           ENDED       ENDED      YEAR ENDED     YEAR ENDED
                                         MARCH 28,   MARCH 31,   DECEMBER 27,   DECEMBER 31,
                                           2003         2002         2002           2001
(in thousands)                                (UNAUDITED)
NET LOSS

As reported                              $  (5,219)  $    (773)  $    (17,508)  $    (16,203)
Stock-based compensation expense
 that would have been included in the
 determination of net loss had the
 fair value method been applied                  7          --             35             --
                                         ---------   ---------   ------------   ------------
Pro forma net loss                       $  (5,226)  $    (773)  $    (17,543)  $    (16,203)
                                         =========   =========   ============   ============



      These pro forma effects may not be representative of the effects on reported results of operations for future years as options vest over several years and additional awards are generally made each year.

      The fair value of each employee stock option grant has been estimated on the date of grant using the minimum value method using the following assumptions:

                                     DECEMBER 27,    DECEMBER 31,
                                         2002            2001

      Risk-free interest rate            2.42%           4.24%
      Expected life of options          4 years         4 years
      Expected dividends                  0%              0%



      The weighted average fair value of options granted for the year ended December 27, 2002 and December 31, 2001 were $0.023 and $0.050, respectively.

      The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123, Emerging Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF 96-18"). Under SFAS 123 and EITF 96-18, stock options and warrants issued to non-employees are accounted for at their fair value at the measurement date, generally when services are complete, calculated using the Black-Scholes option pricing model.

      INCOME TAXES

      The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      RECENT ACCOUNTING PRONOUNCEMENTS

      In June 2002, the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities ("SFAS No. 146"). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The scope of SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect upon adoption of SFAS No. 146 will be to change on a prospective basis the timing of when restructuring charges are recorded, from a commitment date approach to the date when the liability is incurred. The adoption of SFAS 146 is not expected to have a material impact on the Company's financial position or on its results of operations or cash flows.

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123, ("SFAS No. 148"). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation in both annual and interim financial statements. The disclosure requirements of SFAS No. 148 have been adopted in these financial statements. The transition requirements of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The adoption of SFAS No. 148 is not expected to have a material impact on the Company's financial position or on its results of operations or cash flows.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS No. 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. This statement is effective for interim periods beginning after June 15, 2003. The Company is currently assessing what impact the adoption of SFAS No. 150 would have upon its financial position, results of operations and cash flows.

3.    IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS

      During the second half of 2001 the Company experienced deteriorating market condition. As a result the Company began a strategic shift of its operations away from an internet based business model towards a business model of an embedded software and chip manufacture. As a result of the deteriorating market condition and strategic changes of the operations, the Company conducted an impairment test of its remaining goodwill and other intangible assets balances from the previous acquisitions of Pix.com, and FotoNation E-Frame, all of which were completed during the years ended December 31, 2000 and 1999. Based on the results of the analysis of future cash flows, the remaining balances of goodwill and other intangibles were considered impaired, resulting in a charge of $5.2 million in the year ended December 31, 2001.

      In November 2002, the Company sold its software assets including the capital stock of FotoNation Ireland for $750,000 in cash and recognized a gain of $727,000.

4.    ACQUISITION OF CONEXANT CDI DIVISION

      On July 1, 2002, in order to complement the Company's technology with an established semiconductor production capability and customer base, the Company acquired substantially all of the assets of Conexant Systems, Inc.'s Digital Imaging business ("CDI") in exchange for 3.1 million of preferred shares Series A and 21.4 million of preferred shares Series A-1 valued at approximately $24.6 million. The Company incurred approximately $373,000 in transaction related expenses. The results of operations of CDI have been included in the Company's financial statements from July 1, 2002.

      The Company has accounted for the acquisition of CDI using the purchase method of accounting in accordance with SFAS 141. The allocation of the purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed is summarized below. The allocation was based on an appraisal and estimate of fair value.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      (in thousands)

      Current assets                                             $  7,558

      Property and equipment                                          935
      In-process research and development                           2,900
      Identifiable intangible assets:
             Purchased technology                                   4,300
             Customer contracts and related relationship              600
      Goodwill                                                      9,048
                                                                 --------
      Total assets acquired                                        25,341
      Current liabilities                                            (418)
                                                                 --------
      Net assets acquired                                        $ 24,923
                                                                 ========

      The intangible assets will be amortized on a straight-line basis over their estimated useful lives of 3 years for purchased technology and customer contracts and related relationships.

      The Company identified 6 research projects in areas for which technological feasibility had not been established and no alternative future uses existed. $2.9 million of the purchase price was allocated to acquired in-process research and development technology ("IPR&D") and written off upon the acquisition. The value for each of the projects was determined by estimating the expected cash flows from the projects once commercially viable, discounting the net cash flows to their present value, and then applying a percentage of completion to the calculated value. Key assumptions utilized in determining these values include:

      - a discount rate of 40%, representing the cost of capital as related to the estimated time to complete the projects and the level of risks involved; and

      - the percentage of completion for the projects, determined using costs incurred by the Company prior to the acquisition date compared to the remaining research and development to be completed to bring the projects to technological feasibility. The Company estimated that as of the acquisition date, on average the percentage of completion was 69%. The percentage of completion for the individual projects varied from 17% to 94%.

      The estimated costs to complete the projects were approximately $3.7 million in the aggregate. The estimated completion dates for the projects ranged from August 2002 to February 2003.

      OTHER INTANGIBLE ASSETS

      The table below summarizes the gross carrying value and accumulated amortization of the Company's intangible assets as of December 27, 2002. All intangible assets from acquisitions prior to December 31, 2001 were fully written off in the year ended December 31, 2001.

                                                   DECEMBER 27, 2002
                                         --------------------------------------
                                           GROSS
                          AMORTIZATION    CARRYING    ACCUMULATED
                             PERIOD        AMOUNT     AMORTIZATION       NET

Purchased technology        36 months    $4,300,000   $    716,667   $3,583,333
Customers and contracts     36 months       600,000        100,000      500,000
                                         ----------   ------------   ----------
                                         $4,900,000   $    816,667   $4,083,333
                                         ==========   ============   ==========

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      Estimated future amortization expense is as follows:

        (in thousands)

        FISCAL YEAR

        2003               $1,633
        2004                1,633
        2005                  817
                           ------
                           $4,083
                           ======

      Actual results for the year ended December 27, 2002 and December 31, 2001 and the three month period ended March 28, 2003 and March 31, 2002, had the company applied non-amortization provision of SFAS No. 142 are as follows:

                                       MARCH 28,   MARCH 31,   DECEMBER 27,   DECEMBER 31,
                                         2003        2002          2002           2001
(in thousands)                             (UNAUDITED)

Net loss as reported                   $   5,219   $     773   $     17,508   $     16,203
Adjustment for goodwill amortization          --        (253)            --         (1,012)
                                       ---------   ---------   ------------   ------------
Adjusted net loss                      $   5,219   $     520   $     17,508   $     15,191
                                       =========   =========   ============   ============



5.    PROPERTY AND EQUIPMENT, NET

                                        MARCH 28,   DECEMBER 27,   DECEMBER 31,
      (in thousands)                      2003          2002           2001
                                       (UNAUDITED)

      Equipment                         $     318   $        318   $         --
      Computer equipment                      603            580            323
      Software and licenses                    42             42            953
      Leasehold improvements                   28             28             17
      Furniture and fixtures                   70             70             25
                                        ---------   ------------   ------------
                                            1,061          1,038          1,318
      Less:  Accumulated depreciation
             and amortization                (364)          (206)        (1,128)
                                        ---------   ------------   ------------
                                        $     697   $        832   $        190
                                        =========   ============   ============

      Depreciation and amortization expense was $374,000 and $1,389,000 for the year ended December 27, 2002 and December 31, 2001, respectively. Depreciation and amortization expense for the quarter ended March 28, 2003 and March 31, 2002 was $158,000 (unaudited) and $32,000 (unaudited), respectively.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.    INVESTMENTS

                                      DECEMBER 27, 2002
                        -----------------------------------------------
                          GROSS       GROSS        GROSS      ESTIMATED
                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
(in thousands)            COST        GAINS        LOSSES      VALUE

Money Market Funds      $   5,020   $       --   $       --   $   5,020
Government Securities       3,236           19           --       3,255
Corporate Debt                496            4           --         500
                        ---------   ----------   ----------   ---------
                        $   8,752   $       23   $       --   $   8,775
                        =========   ==========   ==========   =========

      All of the Company's short-term investments have a maturity date of less than one year and are classified as available for sale in accordance with SFAS No. 115, Accounting for Certain Investments in Debt or Equity Securities. As of December 31, 2001, the Company did not have any short-term investments.

7.    COMMITMENTS

      NOTES PAYABLE

      In conjunction with the acquisition of Pix.com the Company issued certain notes payable to the stockholders of Pix.com in the amount of $2 million. The outstanding balance of the notes payable at December 31, 2001 was approximately $1.8 million. In 2002 the Company entered into a debt settlement agreement with certain note holders, pursuant to which the note holders received a cash payment of approximately $480,000 and shares of preferred stock Series DD valued at approximately $440,000 and were granted the right to exchange their previously received shares of preferred stock Series BB for shares of preferred stock Series AA. The exchange right had a value of approximately $110,000. As a result of the exchange, the Company recorded a gain on extinguishment of debt of approximately $730,000. Certain note holders with an outstanding balance of approximately $60,000 elected not to participate in the settlement. This balance was paid back in accordance with the original terms in December 2002.

      OPERATING LEASE

      The Company entered into various non-cancelable operating leases with expiration dates in June 2003, with the option to continue occupying the space on a month-to-month basis at the Company's discretion.

      The future commitments under non-cancelable operating leases are as follows:

(in thousands)
YEAR ENDING DECEMBER 27, 2003                                          $     303
                                                                       =========

      PRODUCT WARRANTIES

      The Company's standard warranty period for its products is one to two years and includes repair or replacement guarantees for units with product defects. The Company estimates the accrual for future warranty costs based upon its historical experience and its current and anticipated product failure rates. If actual product failure rates or replacement costs differ from its estimates, revisions to the estimated warranty obligations would be required. However the Company concluded that no adjustment to pre-existing warranty accruals were necessary in the year ended December 27, 2002 and the three months ended March 28, 2003. A reconciliation of the changes to the Company's warranty accrual as of December 27, 2002 and March 28, 2003 (unaudited) is as follows:

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                       THREE
                                       MONTHS
                                       ENDED       YEAR ENDED
                                      MARCH 28,   DECEMBER 27,
(in thousands)                          2003          2002

Beginning balance                    $       62   $         --
Accruals for warranties issued               47            100
Settlements made during the period           --            (38)
                                     ----------   ------------
Ending balance                       $      109   $         62
                                     ==========   ============

      GUARANTEES AND INDEMNIFICATION AGREEMENTS

      The Company is required under Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"), to disclose and recognize a liability for the fair value of the obligation it assumes under a guarantee upon issuance of such guarantee. The initial recognition and measurement requirement of FIN 45 is effective for guarantees issued or modified after December 31, 2002. As of March 28, 2003, the Company's guarantees that were issued or modified after December 31, 2002 were not material (unaudited).

      The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company, indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified parties, generally the Company's business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to the Company's products. The term of these indemnification agreements is generally perpetual anytime after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

8.    REDEEMABLE CONVERTIBLE PREFERRED STOCK

      ISSUANCE AND EXCHANGES OF REDEEMABLE CONVERTIBLE PREFERRED STOCK

      In January 2002, upon the approval of the stockholders, the Company exchanged all outstanding preferred shares of Series A, B, C and E at 60 shares for 1 shares of new Series AA of redeemable convertible preferred stock. Each share of Series AA has a liquidation preference of $2.0598 per share or approximately $4.6 million in aggregate. Every 60 shares of common stock were exchanged into one share of common stock and one share of redeemable convertible preferred stock Series CC. Holders of Series CC share pro rata together with the holders of Series AA a liquidation preference of $50 million in the aggregate, behind the initial $4.6 million Series AA liquidation preference. Every 60 shares of redeemable convertible preferred stock Series D were exchanged for one share of redeemable convertible preferred stock Series BB. Every share of redeemable convertible preferred stock Series BB has a liquidation preference of $2.0598 per share, in order behind the Series AA preference and the shared $50 million Series AA liquidation and Series CC liquidation preference.

      As a result of the exchange the new outstanding Series AA, BB and CC were issued, based on the guidance in EITF Topic D 42, The effect on the calculation of earnings per share for the redemption or induced conversion of preferred stock, at their respective fair value resulting in a decrease in the value of preferred stock of approximately $52 million and a similar decrease in accumulated deficit.

      In June 2002, the Company completed a round of financing where approximately 4.1 million shares of redeemable convertible preferred stock Series DD were issued at $1 per share. Each share of redeemable convertible preferred stock Series DD had liquidation preference of $1.50. Out of the shares issued, approximately 290,000 of the shares were issued as consideration for the note settlement described in Note 6. The share consideration was valued at the fair value of the redeemable convertible preferred stock Series DD of $1.50 per share. The remaining 3.9 million shares of redeemable convertible preferred stock were issued for cash at $1.00 per share for net cash proceeds of $3.9 million. As a result of this transaction, the Company recorded a $1.9 million charge which is included in general and administrative expense for the year ended December 27, 2002, representing the difference between the stated value and the fair value of the preferred stock.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      Subsequent to the financing in June 2002 and in connection with the reincorporation as a Delaware company, the Company exchanged all outstanding shares of Series DD for approximately 6.2 million shares of Redeemable Convertible Preferred Stock Series A and exchanged all the outstanding shares of Redeemable Convertible Preferred Stock Series AA for approximately 1.3 million shares of redeemable convertible preferred stock Series A.

      As a result of the exchange the new outstanding Series A were issued, based on the guidance in EITF Topic D 42, at their fair value resulting in a decrease in the value of preferred stock of approximately $3.2 million and a similar decrease in accumulated deficit.

      In July 2002, as consideration for the business combination transaction described in Note 4 the Company issued 3.1 million shares of [redeemable convertible preferred stock] Series A and 21.4 million of [redeemable convertible preferred stock] Series A-1 (for terms see below).

      In July 2002, the Company issued approximately 8.0 million shares of redeemable convertible preferred stock Series A for net cash proceeds of approximately $8.0 million.

      In September 2002, the Company issued approximately 580,000 shares of redeemable convertible preferred stock Series A for net cash proceeds of approximately $580,000.

      In December 2002, the Company issued 35,000 shares of redeemable convertible preferred stock Series A to an employee of the Company in exchange for employment services, resulting in a charge to general and administrative expense of approximately $40,000.

      TERMS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK SERIES A AND A-1

      Series A and Series A-1 redeemable convertible preferred stock as of December 27, 2002 comprise the following:

(in thousands, except share amounts)                               PROCEEDS
                            SHARES      PER SHARE                   NET OF
               SHARES     ISSUED AND     DIVIDEND   LIQUIDATION    ISSUANCE
SERIES       AUTHORIZED   OUTSTANDING     AMOUNT       AMOUNT        COST

Series A     43,500,000    19,400,050   $    0.07   $    19,401   $   19,401
Series A-1   22,000,000    21,421,950   $    0.07        21,422       21,422
             ----------   -----------               -----------   ----------
             65,500,000    40,822,000               $    40,822   $   40,822
             ==========   ===========               ===========   ==========


      Dividends

      The preferred stockholders are entitled to receive prior to, and in preference of common stock, when and if declared by the Board of Directors, out of funds legally available, a preferential, non-cumulative annual dividend at a rate of $0.07 per share. (Subject to adjustment for any stock dividends, splits, recapitalizations and similar events.)

      Voting

      Each holder of Series A of redeemable convertible preferred stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock. The number of votes equals the number of whole shares of common stock into which each holder's Series A preferred shares could be converted. The Company is required to obtain affirmative vote or written consents from 50% or more of the outstanding shares of Series A in order to:

      o Amend, alter or repeal any provision of, or add any provision to, the articles of incorporation or bylaws so as to adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the redeemable convertible preferred stock;

      o Authorize or issue any shares of any new class of series of stock having any preference or priority superior to the redeemable convertible preferred stock (other than voting rights);

      o Authorize or pay any dividend or declare any distribution on any other class or Series of preferred stock;

      o Approve the purchase, redemption or other acquisition of any shares of common stock other than repurchase at the original price paid for such shares upon the termination of the service or employment of a consultant, director or employee; or

      o     Voluntarily initiate a dissolution or liquidation of the Company.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      Each holder of Series A-1 of redeemable convertible preferred stock shall not be entitled to vote, except as required by law and as outlined below. The Company is required to obtain affirmative vote or written consents from 50% or more of the outstanding shares of Series A-1 in order to:

      - Amend, alter or repeal any provision of, or add any provision to, the articles of incorporation or bylaws so as to adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the redeemable convertible preferred stock Series A-1;

      - Authorize or issue any shares of any new class of series of stock; having any preference or priority superior to the redeemable convertible preferred stock Series A-1 (other than voting rights); or

      - Authorize or pay any dividend or declare any distribution on any other class or series of preferred stock.

      Conversion

      Each share of redeemable convertible preferred stock is convertible into common stock at the option of the holder, at any time after the date of issuance. The conversion rate is the quotient obtained by dividing the original issue price by the conversion price. The conversion price is the original issue price as adjusted for certain common stock events, issuance of additional common stock, subdivision of the outstanding shares of common stock or a combination of the outstanding shares of common stock.

      Preferred stock will automatically convert into common stock, at the then applicable conversion price, immediately upon the earlier of (i) the consummation of a firm commitment underwritten public offering of common stock registered under the Securities Act of 1933, at a public offering price of not less than $3.00 per shares (adjusted to reflect common stock events), resulting in gross proceeds to the Company of not less than $50 million; (ii) at the election of the holders of greater than 50% of the then outstanding redeemable convertible preferred stock, (on an as converted to common stock basis); (iii) when the number of outstanding shares of redeemable convertible preferred stock is reduced below 10% of the originally issued shares of redeemable convertible preferred stock.

      In the event that any redemption, repurchase or cancellation of common stock or redeemable convertible preferred stock, or any other event, results in Conexant Systems, Inc., together with its affiliates, holding greater than 18% of the aggregate number of voting securities of the Company, a number of shares of redeemable convertible preferred stock Series A held by Conexant Systems, Inc., sufficient to cause Conexant Systems, Inc., together with its affiliates, to hold less than 18% of the aggregate number of outstanding voting securities of the Company shall automatically be converted into an equal number of shares of redeemable convertible preferred stock Series A-1.

      Liquidation

      In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, a merger or consolidation with any other corporation, or a sale of assets where the beneficial owners of the Company's common stock and convertible preferred stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A and Series A-1 are entitled to a distribution in preference to common stockholders of $1.00 per share, plus all accrued but unpaid dividends. The remaining assets, if any, shall be distributed among the holders of common stock and redeemable convertible preferred stock pro rata based on the number of shares held by each holder.

      If the Company's assets are insufficient to provide for the full preference amount for the Series A and Series A-1 redeemable convertible preferred stock outstanding, then such assets will be distributed among the holders of then outstanding Series A and Series A-1 redeemable convertible preferred stock pro rata, according to the aggregate preferential amount to which each holder is entitled.

9.    COMMON STOCK

      As of December 27, 2002, the Company has authorized 80,000,000 shares of common stock.

      Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of the Company's convertible preferred stock. No dividends have been declared paid through December 2002.

      The Company has reserved sufficient shares of common stock for issuance of common stock subject to the conversion of preferred shares of Series A and A-1, the exercise of options under the stock option plans, and the exercise of warrants for common stock.

      The Company has reserved shares of common stock for issuance as follows:

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                    DECEMBER 27,
(in thousands)                                                          2002

Conversion of Series A                                                    43,500
Conversion of Series A-1                                                  22,000
Exercise of options under the stock option plans                           8,500
Exercise of warrants issued for common stock and preferred stock              89
Unassigned                                                                 5,911
                                                                    ------------
                                                                          80,000
                                                                    ============

10.   EMPLOYEE BENEFIT PLANS

      401(K) SAVINGS PLAN

      The Company maintains a 401(k) employee savings plan covering substantially all employees. The 401(k) plan year is January 1 through December 31. Employee contributions, limited to 12% of compensation, are matched by the Company at the discretion of the Board of Directors. No contributions were made to the plan to date.

11.   STOCK OPTION PLAN

      The Company has established a stock option plan (the "Plan") under which the Board of Directors may grant common stock options to employees, directors and consultants. Under the Plan, options generally vest 25% one year from the vesting commencement date with an additional 2% vesting each month thereafter. A total of 8,500,000 shares of the Company's common stock have been reserved for issuance under the Plan. Shares sold under the Plan are subject to various restrictions as to resale and right of repurchase by the Company.

      Options under the Plan may be either incentive stock options ("ISO") or nonqualified stock options (NQSO) as defined under Section 422 of the Internal Revenue Code. Options shall be exercisable within the periods or upon the events determined by the Board of Directors or a committee appointed by the Board of Directors as set forth by a written stock option grant, provided however, that no option shall become exercisable after the expiration of 10 years from the date the option is granted. Additionally, no option granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company shall be exercisable after the expiration of such option which is five years from the date the option is granted.

      Vested options held by individuals upon termination of their relationship with the Company may be exercised no later than 30 days following the date of termination or twelve months following death or disability until expiration of the option.

      The exercise price of an NQSO shall not be less than 85% of the fair market value of the shares on the date the option is granted. The exercise price of an ISO shall not be less than 100% of the fair market value of the shares on the date the option is granted. The exercise price of any ISO granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the fair market value of the shares on the date the option is granted.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      The following table summarizes option activity under the Company's stock option plan.

                                                               OPTIONS OUTSTANDING
                                                              ---------------------
                                                                           WEIGHTED
                                                   SHARES       NUMBER     AVERAGE
                                                 AVAILABLE        OF       EXERCISE
                                                 FOR GRANT      SHARES      PRICE
      BALANCE, DECEMBER 31, 2000                    272,451      546,466   $ 0.0021
      Options granted                               (67,774)      67,774   $ 0.0014
      Options cancelled                             374,795      374,795   $ 0.0020
      Options exercised                                  --        4,294   $ 0.0007
                                                 ----------   ----------
      BALANCE, DECEMBER 31, 2001                    579,472      993,329   $ 0.0020
      Cancellation of Zing 96 stock option plan    (579,472)    (993,329)  $     --
      Options authorized                          8,500,000           --   $     --
      Options granted                            (5,344,350)   5,344,350   $   0.10
      Options cancelled                             443,150     (443,150)  $   0.10
      Options exercised                                  --           --   $     --
                                                 ----------   ----------
      BALANCE, DECEMBER 27, 2002                  3,598,800    4,901,200   $   0.10
      Options granted (unaudited)                (1,176,000)   1,176,000   $   0.10
      Options cancelled (unaudited)               1,216,250   (1,216,250)  $   0.10
      Options exercised (unaudited)                      --           --   $     --
                                                 ----------   ----------
      BALANCE, MARCH 28, 2003 (UNAUDITED)         3,639,050    4,860,950   $   0.10
                                                 ==========   ==========



      The following table summarizes information with respect to stock options outstanding at December 27, 2002:

                         OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                --------------------------------------  ---------------------
                                WEIGHTED
                                 AVERAGE      WEIGHTED     NUMBER    WEIGHTED
      RANGE OF                  REMAINING     AVERAGE   OUTSTANDING  AVERAGE
      EXERCISE    NUMBER       CONTRACTUAL    EXERCISE      AND      EXERCISE
       PRICES   OUTSTANDING  LIFE (IN YEARS)   PRICE    EXERCISABLE   PRICE

      $   0.10    4,901,200             7.67  $   0.10           --     $  --


      The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. The alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equal the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         OPTIONS TO NONEMPLOYEES

         During fiscal year 2002, the Company granted options to certain non-employees to purchase 1,000,000 shares of the Company's common stock in exchange for services rendered. The options vest over four years. These options are subject to variable plan accounting, with fair value, as determined using the Black-Scholes pricing model, remeasurement at the end of each year-end reporting period. For the year ended December 27, 2002 and the three month period ended March 28, 2002 the Company incurred 27,000 and 13,000 (unaudited), respectively in stock option compensation charges for this grant.

         The fair value of the options was estimated using the Black-Scholes option pricing model under the following assumptions: 100% volatility factor, ten-year option term, 0% dividend yield and a risk-free interest rate of 5.28%. Stock-based compensation expense related to stock options granted to non-employees is recognized as the options vest.

12.      INCOME TAXES

         At December 27, 2002, the Company had approximately $56,000,000 of federal net operating loss carryforwards available and $31,000,000 of state net operating loss carryforwards available to offset future taxable income. The carryforwards expire in varying amounts beginning in 2006. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

         No provision (benefit) for income taxes has been recorded in the financial statements as the Company has incurred net losses since inception.

         The components of the net deferred tax assets are as follows:

                                                           DECEMBER 27,      DECEMBER 31,
            (in thousands)                                     2002             2001
            NON-CURRENT DEFERRED TAX ASSETS

            Net operating loss carryforwards               $ 21,386         $ 17,353
            Fixed assets                                        175              349
            Accrued liabilities, reserves and other             695               13
                                                           --------         --------
            Gross deferred tax asset                         22,256           17,715
                                                           --------         --------
            Acquired intangibles                             (1,626)              --
            Valuation allowance                             (20,630)         (17,715)
                                                           --------         --------
            Net deferred tax asset                         $     --               $-
                                                           --------         --------

Due to the uncertainties surrounding the realization of favorable tax attributes in future tax returns, the Company has placed a full valuation allowance against its net deferred tax assets.

The Company has research and development credit carryforwards of approximately $367,000 and $313,000 for federal and state in income tax purposes, respectively. If not utilized, the federal credits will expire beginning 2017. The state credit can be carried forward indefinitely.

For federal and state income tax purposes, all or a portion of the benefits from net operating loss carryforwards may be subject to certain limitations on annual utilization in case of changes in ownership, as defined by federal and state tax laws.

                            PICTOS TECHNOLOGIES, INC.
                          (FORMERLY ZING NETWORK, INC.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.      RELATED PARTIES

         For purposes of governing certain of the ongoing relationships between the Company and Conexant Systems, Inc. ("Conexant") after the purchase of the CDI division and to provide for an orderly transition, the Company and Conexant have entered into various agreements, including the Separation Agreement and other agreements outlined below ("Ancillary Agreements"). A brief description of each of the agreements follows:

         WAFER SUPPLY AND PROBE SERVICES AGREEMENT

         The Wafer Supply and Probe Services Agreement establishes the terms and conditions on which Conexant will supply Wafers and related services to Pictos. The agreement lasts for 36 months following the acquisition with certain of the services provided by Conexant to be terminated earlier.

         DEVICE PACKAGING SERVICE AGREEMENT

         The Device Packaging Service Agreement establishes the terms and conditions on which Conexant will supply the Packaged Devices and Processing Services to Pictos. The agreement lasts for 12 months following the acquisition.

         INTELLECTUAL PROPERTY AGREEMENT

         Under the Intellectual Property Agreement, Conexant transferred to Pictos its rights in specified patents, specified trademarks, copyrights, related goodwill and other technology related to Pictos' current business and research and development efforts.

         TECHNOLOGY ESCROW AGREEMENT

         The Technology Escrow Agreement provides the terms of the escrow required under the Intellectual Property Agreement. The escrow agreement could last for a maximum of 5 years following the acquisition.

         TRANSITION SERVICE AGREEMENT

         The Transition Service Agreement outlines individual transitional services that Pictos requested Conexant to provide after the acquisition in order to conduct the Company's business. The agreement provides the time period for each service, a summary of the service to be provided and a description of the service. Generally, The Company will pay Conexant based on specified charges per type of service, meant to reflect Conexant's actual cost. The agreement covers services relating primarily to research and development, finance, human resources, sales support and international sales offices. The agreement will last from 6 months to a year following the acquisition.

         INFORMATION TECHNOLOGY SERVICE AGREEMENT

         The Information Technology Service Agreement outlines information technology services that Pictos requested Conexant to provide after the acquisition in order to conduct the Company's business. The agreement provides the time period for each service, a summary of the IT services to be provided and a description of the service. Generally, the Company will pay Conexant based on specified charges per type of service, meant to reflect Conexant's actual cost. The agreement will last 3 years following the acquisition.

         SUBLEASE BETWEEN PICTOS AND CONEXANT WITH RESPECT TO NEWPORT BEACH OFFICE FACILITIES

         This agreement regulates Pictos sublease of the facility in Newport Beach, California. The agreement lasts until June 2003 and can be renewed up to June 2004.

         The following table outlines the charges made by Conexant for goods and services provided to the Company in the year ended December 27, 2002 and the three-month period ended March 28, 2003:

                                                   MARCH 28,      DECEMBER 27,
          (in thousands)                            2003            2002
                                                 (UNAUDITED)

          Cost of goods sold                        $1,483        $1,039
          Research and development expense             865           402
          Sales and marketing expense                  394           107
          General and administrative expense           296           108
                                                    ------        ------
                                                    $3,038        $1,656
                                                    ------        ------

         As of December 27, 2002 and March 28, 2003 the Company had an outstanding accounts payable balance to Conexant of $1,186,000 and $1,356,000 (unaudited), respectively.

14.      SUBSEQUENT EVENTS (UNAUDITED)

         In June 2003 the Company entered into a settlement agreement with Conexant, agreeing to pay $1,503,238 in settlement for accounts payable with a book value of $1,743,328.

         On June 9, 2003 ESS Technology, Inc. a publicly listed company "ESS" purchased all the outstanding shares of the Company for $27 million, in cash out of which 10% is held in escrow to compensate the acquiror for certain indemnifications made by the Company. The escrow period is expected to last approximately 12 months.

         In connection with the acquisition of the Company by ESS, the Company terminated 8 employees resulting in a severance charge of approximately $449,000. The Company may incur other expenses as a result of the acquisition.